INVESTMENT ADVISORY CONTRACT

ALLIANCEBERNSTEIN MULTI-MANAGER ALTERNATIVE

STRATEGIES FUND (CAYMAN) LTD.

1345 Avenue of the Americas

New York, New York 10105

        August [    ], 2014

AllianceBernstein L.P.

1345 Avenue of the Americas

New York, New York 10105

Dear Sirs:

We herewith confirm our agreement with you as follows:

1. We are a Cayman Islands exempted company incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of AllianceBernstein Multi-Manager Alternative Strategies Fund, a series of AllianceBernstein Cap Fund, Inc., which is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the “Act”). We are engaged in the business of investing and reinvesting our assets in securities and commodities of the type and in accordance with the limitations specified in our Memorandum and Articles of Association (“Articles”) all in such manner and to such extent as may from time to time be authorized by our Directors. We enclose copies of the document listed above and will from time to time furnish you with any amendments thereof.

2. (a) We hereby employ you to manage the investment and reinvestment of the assets in our portfolio as above specified, and, without limiting the generality of the foregoing, to provide the management and other services specified below.

(b) You will make decisions with respect to all purchases and sales of securities in our portfolio. To carry out such decisions, you are hereby authorized, as our agent and attorney-in-fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of our assets. In all purchases, sales and other transactions in securities in our portfolio you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as we might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

(c) You will report to our Directors from time to time as requested by the Directors, and will also keep us in touch with important developments affecting the portfolio and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in our portfolio, the industries in which they engage, the commodities or other derivatives that are included in our portfolio or conditions prevailing in the economy generally that are relevant to our investment strategies. You will also furnish us with such statistical and analytical information with respect to the investments included in our portfolio as you may believe appropriate or as we reasonably may request. In making such purchases and sales of securities or commodities in our portfolio, you will invest in accordance with the investment policies and strategies of AllianceBernstein Multi-Manager Alternative Strategies

Fund as well as bear in mind the policies set from time to time by our Directors as well as the limitations imposed by our Articles and the limitations of the Internal Revenue Code in respect of regulated investment companies.

(d) It is understood that you will from time to time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. No obligation may be incurred on our behalf in any such respect. During the continuance of this agreement and at our request you will provide to us persons satisfactory to our Directors to serve as our officers. You or your affiliates will also provide persons, who may be our officers, to render such clerical, accounting and other services to us as we may from time to time request of you. Such personnel may be employees of you or your affiliates. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties. Furthermore, you or your affiliates (other than us) shall furnish us without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject.

3. We hereby confirm that, subject to the foregoing, we shall be responsible and hereby assume the obligation for payment of all our other expenses including: (a) custody, transfer, and dividend disbursing expenses; (b) fees (if any) of directors who are not your affiliated persons; (c) legal and auditing expenses; (d) clerical, accounting and other office costs; (e) cost of maintenance of corporate existence; (f) interest charges, taxes, brokerage fees and commissions; and (g) costs of stationery and supplies.

4. We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

5. You shall receive no compensation from us for your services hereunder. We understand and agree, however, that you and your affiliates expect to receive compensation from AllianceBernstein Multi-Manager Alternative Strategies Fund. You acknowledge that you and your affiliates will receive fees from AllianceBernstein Multi-Manager Alternative Strategies Fund in connection with your provision of services hereunder.

6. This Agreement shall become effective on the date hereof and shall remain in effect until [            ], 2016 and continue in effect thereafter only so long as its continuance is specifically approved at least annually by our Board of Directors or by a vote of a majority of our outstanding voting securities (as defined in the Act), and, in either case, by a vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of our Directors who are not parties to this Agreement or interested persons, as defined in the Act, of any party to this Agreement (other than as our Directors), and provided further, however, that if the continuation of this Agreement is not approved, you may continue to render the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. Upon the effectiveness of this agreement, it shall supersede all previous agreements between us, if any, covering the subject matter hereof. This agreement may be terminated at any time, without the payment of any penalty, by a vote of a majority of our Directors or by vote of a majority of our outstanding voting securities, or by your notice to us, in each case on 60 days’ written notice.

7. This agreement may not be transferred, assigned, sold or in any matter hypothecated or pledged by you and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you.

8. (a) Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the directors of AllianceBernstein Corporation, general partner, who may also be a director, officer or employee of ours, or persons otherwise affiliated with us (within the meaning of the Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

(b) You will notify us of any change in the general partners of your partnership within a reasonable time after such change.

9. This agreement shall be governed by the laws of the State of New York.

If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

Very truly yours,

AllianceBernstein Multi-Manager Alternative Strategies Fund (Cayman) Ltd.

By:
Name: Stephen J. Laffey
Title: Assistant Secretary

Agreed to and accepted August [ ], 2014

AllianceBernstein L.P.

By:
Name: Emilie D. Wrapp
Title: Assistant Secretary

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